UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

ACHAOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 371
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Modification of Agreement with BARDA
On May 26, 2016, Achaogen, Inc. (the “Company”) entered into a modification (“Modification 24”) of the Company’s contract (the “BARDA Contract”) with the Biomedical Advanced Research and Development Authority (“BARDA”), an agency of the U.S. Department of Health and Human Services, dated August 30, 2010. With Modification 24, BARDA exercised contract Option 3 awarding an additional approximately $20 million in contract funding. The Option 3 award will support the Company’s Phase 3 study of plazomicin for the treatment of patients with complicated urinary tract infections (“cUTI”) and acute pyelonephritis, entitled EPIC (Evaluating Plazomicin In cUTI), and the preparation and submission of a New Drug Application to the U.S. Food and Drug Administration. Modification 24 also provides a no-cost extension of the period of performance for Option 1 under the BARDA Contract from June 30, 2016 to September 20, 2016. The foregoing description of the material terms of Modification 24 is qualified in its entirety by reference to Modification 24, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2016. The Company intends to seek confidential treatment for certain portions of Modification 24 pursuant to a Confidential Treatment Request to be submitted to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
Private Placement Transaction - Securities Purchase Agreement and Registration Rights Agreement
On June 1, 2016, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 7,999,996 shares of its common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 1,999,999 shares of its common stock for aggregate gross proceeds of approximately $25.4 million in a private placement transaction (the “Private Placement”). The purchase price for each Share is $3.15, which is the consolidated closing bid price on The NASDAQ Global Market on the day of signing, June 1, 2016. The purchase price for each Warrant is $0.125 for each Warrant Share, in accordance with The NASDAQ Global Market requirements for an “at the market” offering, and the Warrants will be exercisable at an exercise price of $3.66 per share. The Warrants will be exercisable for a period of five years from the date of issuance. The Company expects the Private Placement to close on June 3, 2016, subject to satisfaction of specified customary closing conditions. The Purchasers have irrevocably committed to purchase the securities, subject to satisfaction of the closing conditions. Investors participating in the Private Placement include an entity associated with New Enterprise Associates, a venture capital firm, and entities associated with EcoR1 Capital, LLC and additional new investors, including an entity controlled by Blake Wise, an executive officer of the Company.
In connection with the Private Placement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers at the closing of the transaction. Pursuant to the Registration Rights Agreement, the Company will agree to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days after the closing of the Private Placement for purposes of registering the resale of the Shares, the shares of common stock issuable upon exercise of the Warrants, and any shares of common stock issued as a dividend or other distribution with respect to the Shares or shares underlying the Warrants. The Company will also agree, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and legal fees) incident to the Company’s obligations under the Registration Rights Agreement.
The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act.
The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.
The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Warrants is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the Form of Warrant, each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.
Item 3.02 Unregistered Sales of Equity Securities.
The information called for by this item is contained in Item 1.01, which is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.
The Company believes that, through the committed funding under the BARDA Contract, the Private Placement, the expected access to up to $10 million in additional debt financing under its loan agreement with Solar Capital Ltd. and its cash, cash equivalents and short-term investments as of March 31, 2016, it has sufficient capital and committed funds to meet the Company’s anticipated cash requirements to fund its current planned operations through expected top-line data from the EPIC study in patients with cUTI and the CARE (Combating Antibiotic Resistant Enterobacteriaceae) study in patients with serious bacterial infections due to carbapenem-resistant Enterobacteriaceae.
Item 8.01 Other Events.
On June 2, 2016, the Company announced that it has achieved over 50 percent patient enrollment in its ongoing Phase 3 EPIC registration clinical trial of plazomicin.
Forward-Looking Statements
All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected funding to the Company under the BARDA Contract, the Company’s expected capital requirements and ability to access additional debt financing under its loan agreement with Solar Capital Ltd. and the expected timing of the closing of the Private Placement. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause Achaogen’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the satisfaction of specified closing conditions, the uncertainties inherent in the preclinical and clinical development process; specific risks related to the ongoing Phase 3 EPIC trial and Phase 3 CARE trial, including the lack of a prior clinical trial in patients with CRE infections and challenges in enrolling an adequate number of patients with rare infections; the risk of failure to successfully validate, develop and obtain regulatory clearance or approval for the in vitro diagnostic assay for plazomicin; the risks and uncertainties of the regulatory approval process; the risks and uncertainties of commercialization and gaining market acceptance; the risk that bacteria may evolve resistance to plazomicin; risks and uncertainties as to Achaogen’s ability to raise additional capital to support the development of plazomicin and its other programs; uncertainties regarding the availability of adequate third-party coverage and reimbursement for newly approved products; Achaogen’s reliance on third parties to conduct certain preclinical studies and all of its clinical trials; Achaogen’s reliance on third-party contract manufacturing organizations to manufacture and supply its product candidates and certain raw materials used in the production thereof; Achaogen’s dependence on its President and Chief Executive Officer; risks and uncertainties related to the acceptance of government funding for certain of Achaogen’s programs, including the risk that BARDA could terminate Achaogen’s contract for the funding of the plazomicin development program; risk of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Achaogen’s patents or proprietary rights; and the risk that Achaogen’s proprietary rights may be insufficient to protect its technologies and product candidates. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Achaogen’s business in general, see Achaogen’s current and future reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Achaogen does not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016	ACHAOGEN, INC.
	By:	/s/ Kenneth J. Hillan
Kenneth J. Hillan, M.B., Ch.B.
President and Chief Executive Officer